Exhibit 99.1


                                  EXHIBIT 99.1
                              VIGNETTE CORPORATION
                           1999 EQUITY INCENTIVE PLAN
                        NOTICE OF RESTRICTED STOCK AWARD

You have been granted restricted shares of Common Stock of Vignette Corporation (the "Corporation") on the following terms:

Name:                                            [______________]
Employee Id #:                                   [______________]

Restricted Stock Award Details:
Date of Grant:                                   [______________]
Vesting Commencement:                            [______________]*
Amount of Restricted Stock Award:                [______________]*

Vesting Schedule:                                [______________]*


{* The specific terms of the award are determined on the date of grant by a Committee of the Board of Directors as prescribed by the Corporation's 1999 Equity Incentive Plan}

By your signature and the signature of the Corporation's representative below, you and the Corporation agree that your right to receive the shares are granted under and governed by the terms and conditions of the 1999 Equity Incentive Plan (the "Plan") and of the Restricted Stock Agreement. The Restricted Stock Agreement is attached to and made a part of this document.

You further agree that the Corporation may deliver by email all documents relating to the Plan or this award (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Corporation is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). You also agree that the Corporation may deliver these documents by posting them on a web site maintained by the Corporation or by a third party under contract with the Corporation. If the Corporation posts these documents on a web site, it will notify you by email.

By your signature below, you agree to remit any withholding taxes due immediately upon the vesting date. You may also request that the Corporation withhold from the shares awarded to you a sufficient number of shares to cover the minimum required withholding taxes. Your written request for the Corporation to withhold such shares to cover the minimum required withholding taxes must be received by the Corporation at least five (5) business days prior to the vesting date. In no event shall you surrender shares of Common Stock as payment of any tax liability if such action would cause the Corporation to recognize a compensation expense (or additional compensation expense) with respect to this restricted stock award for financial reporting purposes.

RECIPIENT:                                VIGNETTE CORPORATION

                                          By:
----------------------------------           -----------------------------------

                                          Name:
----------------------------------             ---------------------------------

                                          Title:
                                                --------------------------------



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                              VIGNETTE CORPORATION
                           1999 EQUITY INCENTIVE PLAN
                           RESTRICTED STOCK AGREEMENT


Payment for         No payment is required for the shares you receive.
Shares

Vesting The shares that you are receiving will vest in installments, as shown in the Notice of Restricted Stock Award. In addition, the vesting of this restricted stock award may fully accelerate if:

                    o If your Service (as defined in the Plan) terminates because of death, then this award shall become vested in full.

                    o If the Corporation is subject to a "Change in Control" (as defined in the Plan) and you are subject to an
                         "Involuntary Termination" (as defined in the Plan) within 18 months after the Change in Control, then any outstanding portion of this restricted stock award shall automatically accelerate so that, immediately prior to the effective date of the Involuntary Termination, this award shall become fully vested for all of the shares of Common Stock outstanding at the time subject to such award.

                    It is intended that the vesting schedule for this award is commensurate with a full-time work schedule. For possible adjustments that may be made by the Corporation, see the Section below entitled "Leaves of Absence and Part-Time Work."

Shares Restricted   Unvested shares will be considered  "Restricted Shares." You may not sell,  transfer,  pledge or otherwise dispose of any
                    Restricted   Shares  without  the  written  consent  of  the
                    Company,  except  as  provided  in this  paragraph.  You may transfer  Restricted  Shares  to your  spouse,  children  or grandchildren  or to a  trust  established  by you  for  the
                    benefit   of   yourself   or  your   spouse,   children   or
                    grandchildren. However, a transferee of Restricted Shares must agree in writing on a form prescribed by the Company to be bound by all provisions of this Agreement.

Leaves of Absence For purposes of this award, your Service does not terminate and Part-Time when you go on a military leave, a sick leave or another
Work               bona fide leave of absence, if the leave was approved by the
                   Corporation in writing. Your Service terminates when the approved leave ends, unless you immediately return to active work.



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                    If you go on a leave of absence that lasts or is expected to last seven days or longer,  then  vesting  will be suspended
                    during  the  leave  to  the  extent   provided  for  in  the
                    Corporation's leave policy. Upon your return to active work, vesting will resume; however, unless otherwise provided in the Corporation's leave policy, you will not receive credit for any vesting during the period of your leave.

                    If you and the Corporation agree to a reduction in your scheduled work hours, then the Corporation reserves the right to modify the rate at which the shares vest, so that the rate of vesting is commensurate with your reduced work schedule. Any such adjustment shall be consistent with the Corporation's policies for part-time or reduced work schedules or shall be pursuant to the terms of an agreement between you and the Corporation pertaining to your reduced work schedule.

                    The Corporation shall not be required to adjust any vesting schedule pursuant to this subsection.

Stock Certificates  The  certificates  for  Restricted  Shares  shall be held in escrow by the Company or its agent. In addition to or in lieu of holding certificates in escrow, the Company may have stamped on them a special legend referring to the Company's right of repurchase. As your vested percentage increases, you may request (at reasonable intervals) that the Company release to you a certificate for your vested shares without a repurchase right legend. Voting Rights You may vote your shares even before they vest.

Withholding Taxes   No stock  certificates  will be  released  to you unless you have made acceptable arrangements to pay any withholding taxes that may be due as a result of this award or the vesting of the shares. With the Company's consent, these arrangements may include (a) withholding shares of Company stock that otherwise would be issued to you when they vest or (b) surrendering shares that you previously acquired. The fair market value of the shares you surrender, determined as of the date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes.

                    If you elect that the Corporation shall withhold from the shares awarded to you a sufficient number of shares to cover the minimum required withholding taxes, your written request for the Corporation to withhold such shares must be received by the Corporation at least five (5) business days prior to the vesting date. In no event shall you surrender shares of Common Stock as payment of any tax liability if such action would cause the Corporation to recognize a compensation expense (or additional compensation expense) with respect to this restricted stock award for financial reporting purposes.



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Restrictions on     You agree not to sell any  shares at a time when  applicable
Resale laws, regulations, Corporation trading policies (including the Corporation's Insider Trading Policy, a copy of which can be found on the Corporation's intranet) or an agreement between the Corporation and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Corporation may specify.

No Retention        Your award or this  Agreement does not give you the right to
Rights              be employed or retained by the  Corporation  or a subsidiary of the Corporation in any capacity. The Corporation and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.


Adjustments         In the event of a stock split, a stock dividend or a similar change in Corporation stock, the number of Restricted Shares that will vest in any future installments will be adjusted accordingly.


Applicable Law      This Agreement will be interpreted and enforced with respect to issues of contract law under the laws of the State of Texas and with respect to issues of corporation law under the laws of the State of Delaware.

                    The text of the Plan is incorporated in this Agreement by reference. A copy of the Plan is available on the
                    Corporation's   intranet   or  by  request  to  the  Finance
                    Department

The Plan and Other  This   Agreement   and  the  Plan   constitute   the  entire
Agreements          understanding between you and the Corporation regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement between the parties.


     BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE

              TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.



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